News Release

Media Contact:
Mary Davis
(734) 477-1374
mdavis4@bordersgroupinc.com

Borders Group Names Scott Henry Executive Vice President, Chief Financial Officer

ANN ARBOR, Mich., Oct. 18, 2010 — Borders Group, Inc. (NYSE: BGP) announced it has appointed Scott Henry Executive Vice President and Chief Financial Officer, effective today. He reports to Mike Edwards, President of Borders Group, Inc. and President and CEO of Borders, Inc.

Henry, 45, is a seasoned executive who brings more than 20 years of financial management experience to Borders Group. He has expertise in all aspects of internal and external corporate and operational financial management and business development. Since April 2009, Henry has been President of S.D. Henry Strategic Services, LLC, a provider of business and financial consulting services focused on the gaming, hospitality and leisure industries. From September 2004 to April 2009, Henry held senior executive roles, including Chief Financial Officer and Senior Vice President–Finance at multinational, NYSE-listed Las Vegas Sands Corp., where, among his other accomplishments, he led capital raising and financing transactions amounting to more than $22 billion to support the company’s growth plans including its IPO. While at Sands, Henry oversaw the fortification of the company’s controls platform and led the company through the Sarbanes Oxley (SOX) process. He jointly engineered the overhaul and expansion of the finance departments to support the company’s growth and business development efforts, as well as the implementation of business process improvements designed to streamline and enhance efficiency of the company’s operations. Additionally, in the midst of the global credit and financial crisis, Henry played an integral leadership role in Sands’ cost savings and liquidity management efforts.

“We are confident that Scott Henry, with his strong corporate financial management and investment banking expertise, is the right choice for Borders,” said Edwards. “Scott has a strong track record of going beyond the pure accounting function to add strategic depth to finance to drive significant results. I look forward to his taking an important role in re-positioning Borders as a leader in retail.”

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Borders Group Names Scott Henry Chief Financial Officer, Executive Vice President/2

Prior to joining Las Vegas Sands Corp., Henry spent over 17 years on Wall Street as an investment banker, responsible for providing strategic advisory, capital raising and financing services to businesses across a wide range of consumer-centric and real estate-intensive industries, including gaming, hospitality and leisure, telecommunications, media and technology and real estate.  He has held senior management positions at ABN Amro, Prudential Securities and Salomon Brothers. Henry earned his Bachelor of Science in Finance, Management Information Systems and Statistics from Syracuse University School of Management.

In accordance with New York Stock Exchange rules, Borders Group reported that it is issuing to Henry on Oct.18, 2010 an employee inducement award consisting of options to purchase 300,000 shares of the company's common stock and 200,000 restricted shares. The options have a seven-year term, an exercise price of $1.43 (the closing price on Oct. 15, 2010) and vest on the third anniversary of the grant date. The restricted shares vest in installments over the three-year period following the grant date.

About Borders Group, Inc.
Headquartered in Ann Arbor, Mich., Borders Group, Inc. (NYSE: BGP) is a leading specialty retailer of books as well as other educational and entertainment items. The company employs approximately 19,500 throughout the U.S., primarily in its Borders® and Waldenbooks® stores. Online shopping is offered through borders.com. Find author interviews and vibrant discussions of the products we and our customers are passionate about online at facebook.com/borders twitter.com/borders and youtube.com/bordersmedia. For more information about the company, visit borders.com/media.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as “expected,” “planning,” “possibility,” “opportunity,” “look forward,” “goal,” “will,” “may,” “intend,” “anticipates,” “working toward” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address matters such as the company's future financial condition and performance (including earnings per share, profitability, liquidity, cash flows, debt levels, market share growth and other sales information, inventory levels and capital expenditures), its cost reduction initiatives and plans for store closings, and the expansion of product categories, including eBook content and eReaders. These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the company's forward-looking statements.

These risks and uncertainties include, but are not limited to, consumer demand for the company's products, particularly during the holiday season, which is believed to be related to general economic and geopolitical conditions, competition and other factors; the availability of adequate capital--including vendor credit--to fund the company's operations and to carry out its strategic plans; adverse litigation results or other claims, the performance of the company's information technology systems, the anticipated impact of our Borders Rewards and Borders Rewards Plus programs; and, with respect to eBook content and eReaders, the availability to the company of anticipated content levels and a variety of competitive devices.

The company's periodic reports filed from time to time with the Securities and Exchange Commission contain more detailed discussions of these and other risk factors that could cause actual results and plans to differ materially from those included in the forward-looking statements, and those discussions are incorporated herein by reference. The company does not undertake any obligation to update forward-looking statements.

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